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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Large Scale Biology Corporation's Registration Statement No. 333-43618 on Form S-8 of our report dated January 31, 2001, appearing in this Annual Report on Form 10-K of Large Scale Biology Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
Sacramento, California
March 29, 2001